August 12, 1996






Board of Directors
Sovereign Bancorp, Inc.
P.O. Box 12646
Reading, Pennsylvania  19612

Re:  Registration Statement on Form S-3
     (No. 333-09113)

Ladies and Gentlemen:

     In connection with the registration of Common Stock, Debt Securities, Preferred Stock and Securities Warrants, with an aggregate initial public offering price of up to $200,000,000, by Sovereign Bancorp, Inc. (the "Company"), covered by the Company's Registration Statement on Form S-3 (No. 333-09113) (together with any pre-effective amendments thereto, the "Registration Statement"), we, as counsel to the Company, have reviewed:

     (1)  the Articles of Incorporation of the Company;

     (2)  the Bylaws of the Company;

     (3)  the minute books of the Company;

     (4) a subsistence certificate with respect to the Company issued by the Pennsylvania Department of State on July 11, 1996;

     (5) resolutions adopted by the Company's Board of Directors on July 24, 1996; and

     (6)  the Registration Statement.

     The documents listed above are hereinafter collectively
referred to as the Corporate Documents.  All capitalized terms used herein but not defined herein shall have the meaning given to them in the Registration Statement.
                     _______________________

     Based upon our review of the Corporate Documents, and subject to the limitations, qualifications, exceptions and assumptions stated hereafter, it is our opinion that:

     (1) The Company has been duly incorporated under the laws of the Commonwealth of Pennsylvania and is validly existing and in good standing under the laws of such Commonwealth.

     (2) The Subordinated Indenture and the Senior Indenture, both dated as of February 1, 1994 (the "Indentures") between the Company and Harris Trust and Savings Bank, as trustee (the "Trustee"), have been duly authorized, executed, and delivered by the Company and the Trustee, and constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms.

     (3) The Debt Securities covered by the Registration Statement have been duly authorized for registration under the Securities Act of 1933, as amended (the "Act"), and when (a) the Board of Directors has authorized the issuance thereof and established the terms thereof, (b) Officers' Certificates have been duly executed and delivered in accordance with the applicable Indenture, (c) the Debt Securities have been executed and authenticated in the manner set forth in the applicable Indenture, (d) the pertinent provisions of such state securities and "blue sky" laws as are applicable have been complied with, and (e) the Debt Securities have been issued, sold, and delivered in accordance with the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto against payment therefor as contemplated by the Underwriting Agreement, the Debt Securities will be validly executed, authenticated, issued, sold, and delivered, and will constitute valid and legally binding obligations of the Company enforceable in accordance with their respective terms and the terms of the Indenture.

     (4) The Common Stock covered by the Registration Statement has been duly authorized for registration under the Act, and when (a) the Board of Directors has authorized the issuance thereof, (b) the pertinent provisions of such state securities and "blue sky" laws as are applicable have been complied with, and (c) such shares are duly executed, issued, sold and delivered against payment therefor as contemplated by the Underwriting Agreement, pursuant to and in accordance with the terms described in the Registration Statement, the Prospectus, and any Prospectus Supplement related thereto, such Common Stock will be validly issued by the Company and fully paid and nonassessable.

     (5) The Preferred Stock covered by the Registration Statement has been duly authorized for registration under the Act, and when (a) the Board of Directors has authorized the issuance thereof and established the terms thereof, (b) a Certificate of Designation has been duly filed with the Secretary of State of the Commonwealth of Pennsylvania, (c) the pertinent provisions of such state securities and "blue sky" laws as are applicable have been complied with, and (d) such shares have been duly executed, issued, sold and delivered against payment therefor as contemplated by the Underwriting Agreement pursuant to and in accordance with the terms described in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto, such Preferred Stock will be validly issued by the Company and fully paid and nonassessable.

     (6) The Securities Warrants covered by the Registration Statement have been duly authorized for registration under the Act, and when (a) the Board of Directors has authorized the issuance thereof and established the terms thereof, (b) the Securities Warrant Agreement has been duly executed and delivered by the Company to the Security Warrant Agent, (c) the Securities Warrants have been executed and authenticated in the manner set forth in the Securities Warrant Agreement, (d) the pertinent provisions of such state securities and "blue sky" laws as are applicable have been complied with, and (e) the Securities Warrants have been issued, sold and delivered against payment therefor in accordance with the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto, such Securities Warrants will be validly executed, authenticated, issued, and delivered and will constitute valid and legally binding obligations of the Company enforceable in accordance with their respective terms and the terms of the Warrant Agreement.

     (7) Assuming (a) appropriate corporate action has been taken to authorize the issuance of Debt Securities, Preferred Stock or Common Stock upon exercise of any Securities Warrants and to establish the terms thereof,
          (b) the Securities Warrants have been duly executed, delivered, authenticated, issued and exercised in accordance with their terms and the terms of the Warrant Agreement and in the manner described in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto, and (c) no change occurs in any applicable law or pertinent facts, when (i) the pertinent provisions of all securities laws, including state "blue sky" laws, as may be applicable have been complied with, (ii) the Securities Warrants are exercised in accordance with their terms and the terms of the Warrant Agreement, and (iii) the Debt Securities, Preferred Stock or Common Stock, as the case may be, have been duly executed, authenticated and delivered, the Debt Securities issuable upon the exercise of any Securities Warrants will constitute legal and valid obligations of the Company, enforceable in accordance with their respective terms and entitled to the benefit of the applicable Indenture, and the Preferred Stock or Common Stock, as the case may be, issuable upon the exercise of any Securities Warrants will be duly authorized, validly issued and fully paid and nonassessable.

     (8) Assuming (a) a sufficient number of shares of Common Stock or Preferred Stock is authorized under the Company's articles of incorporation on the date of conversion of any convertible Preferred Stock,
          (b) appropriate corporate action has been taken to authorize the issuance of any shares of Common Stock or Capital Securities upon conversion of any convertible Preferred Stock and to establish the terms thereof,
          (c) the Preferred Stock have been duly issued and converted in accordance with their terms and in the manner described in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto, (d) no change occurs in any applicable law or pertinent facts, when (i) the pertinent provisions of all securities laws, including state "blue sky" laws, as may be applicable have been complied with, (ii) the Preferred Stock are converted in accordance with their terms, and (iii) the Common Stock or Capital Securities, as the case may be, have been duly executed, authenticated and delivered, such shares of Common Stock or Capital Securities, as the case may be, will be duly authorized, legally issued and fully paid and nonassessable and valid obligations of the Company enforceable in accordance with their respective terms.

     (9) Assuming (a) a sufficient number of shares of Common Stock or Preferred Stock is authorized under the Company's articles of incorporation on the date of conversion or exchange of any Debt Securities,
          (b) appropriate corporate action has been taken to authorize the issuance of any shares of Common Stock, Preferred Stock or Capital Securities upon conversion or exchange of any Debt Securities and to establish the terms thereof, (c) the Debt Securities have been duly issued and converted or exchanged, as the case may be, in accordance with their terms and the terms of the applicable Indenture and in the manner described in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto, and (d) no change occurs in any applicable law or fact, when
          (i) the pertinent provisions of all securities laws, including state "blue sky" laws, as may be applicable have been complied with, (ii) the Debt Securities are converted or exchanged in accordance with their terms and the terms of the applicable Indenture, and
          (iii) such shares of Common Stock, Preferred Stock, or Capital Securities, as the case may be, have been duly executed, authenticated, and delivered, such shares of Common Stock, Preferred Stock or Capital Securities, as the case may be, will be duly authorized, legally issued and fully paid and nonassessable and valid obligations of the Company enforceable in accordance with their respective terms.

     The opinions expressed in Paragraph 2 relating to the Indentures constituting valid and legally binding obligations of the Company and in Paragraphs 3, 6, 7, 8 and 9 above, relating to whether the securities described therein will constitute valid and legal obligations of the Company that will be enforceable in accordance with their terms, are subject to the exception that enforcement thereof may be limited by (a) applicable bankruptcy, insolvency, reorganization, liquidation, receivership, conservatorship, readjustment of debt, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally, (b) any laws, regulations, or judicial decisions affecting the rights of creditors of a savings and loan holding company and any power granted to the Office of Thrift Supervision, the Federal Deposit Insurance Corporation (the "FDIC"), or any successor thereto in the event of bankruptcy or insolvency of any subsidiary of the Company whose deposits are insured by the FDIC or in the event the FDIC or any other person is appointed conservator or receiver for any such subsidiary, and
(c) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to us under the heading "Legal Matters" in the related Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,

                              STEVENS & LEE

                              /s/ Stevens & Lee